UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders

Willdan Group Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on May 31, 2013.  At the Annual Meeting, four proposals, which are described in detail in the Company’s definitive proxy statement dated April 17, 2013 for the Annual Meeting (the “Proxy Statement”), were submitted to a vote of the stockholders.  The stockholders voted to (i) elect the six director nominees named in the Proxy Statement; (ii) ratify the appointment of the Company’s independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”); (iii) approve the non-binding resolution approving the Company’s executive compensation and (iv) hold future advisory votes on executive compensation every year.

The total number of shares present in person or by proxy was equal to 56.89% of the total shares issued and outstanding, thereby constituting a quorum for the purpose of the Annual Meeting.  Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

The results of the vote for each proposal were as follows:

Proposal 1

Each individual listed below was elected to serve on the Company’s Board of Directors until the next annual meeting of stockholders and until his respective successor is elected and qualified, or until his earlier resignation or removal.

	For	Withheld	Broker Non-Vote
Win Westfall	2,894,885	98,540	1,189,505
Thomas D. Brisbin	2,891,620	101,805	1,189,505
Raymond W. Holdsworth	2,934,152	59,273	1,189,505
Douglas J. McEachern	2,934,152	59,273	1,189,505
Keith W. Renken	2,933,952	59,473	1,189,505
John M. Toups	2,892,797	100,628	1,189,505

Proposal 2

Ratification of the Board of Directors’ appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2013.

For	Against	Abstain	Broker Non-Vote
4,145,782	1,922	35,226	—

Proposal 3

Approval of the non-binding advisory resolution approving the Company’s executive compensation.

For	Against	Abstain	Broker Non-Vote
2,291,936	661,871	39,618	1,189,505

Proposal 4

Advisory vote on the frequency of future advisory votes on executive compensation.

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Vote
2,406,986	6,867	159,697	419,875	1,189,505

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: June 3, 2013	By:	/s/ Kimberly D. Gant
Kimberly D. Gant
Chief Financial Officer, Senior Vice President and Treasurer

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